Exhibit 4.4

WORLD WRESTLING ENTERTAINMENT, INC.,

NEW WHALE INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of [•], 2023

3.375% Convertible Senior Notes due 2023

CROSS REFERENCE TABLE*

Trust Indenture Act		Indenture
Section		Section
310(a)		7.08
(b)		4.03†
311(a)		4.04†
(b)		4.04†
312(a)		5.01 5.02
(b)	(c)	4.01†
313(a)		4.02(a)†
(b)		4.02(b)†
(c)		4.02(a), (b)†
(d)		4.02(c)†
314(a)		4.06(b) 4.08
(b)		N/A
(c)		17.05
(d)		N/A
(e)		17.05
(f)		N/A
315(a)		7.01(a), (b)
(b)		6.10
(c)		7.01
(d)		7.01(a), (b), (c)
(e)		6.11
316(a)		8.01 6.09 8.04
(b)		6.06
(c)		8.01
317(a)		6.04
(b)		4.04
318(a)		4.05†
(c)		4.05†

*	This Cross-Reference Table does not constitute part of the Indenture or this First Supplemental Indenture and shall not have any bearing on the interpretation of any of their terms or provisions.
†	Refers to a section of this First Supplemental Indenture.

This FIRST SUPPLEMENTAL INDENTURE, dated as of [________], 2023 (this “First Supplemental Indenture”), is entered into among WORLD WRESTLING ENTERTAINMENT, INC., a Delaware corporation (the “Company”), NEW WHALE INC., a Delaware corporation (the “Parent”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 16, 2016 (the “Indenture”), between the Company and the Trustee, providing for the issuance of the 3.375% Convertible Senior Notes due 2023 (the “Notes”);

WHEREAS:

(a) on April 2, 2023, the Company entered into a Transaction Agreement (the “Transaction Agreement”) with, among other parties, the Parent and Whale Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”);

(b) pursuant to the Transaction Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a direct wholly-owned subsidiary of the Parent (the “Merger”);

(c) pursuant to the Transaction Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, as defined in the Transaction Agreement) will be converted automatically into the right to receive one (1) share of common stock, par value $0.01 per share of the Parent (the “Parent Common Stock”), which shall constitute a Unit of Reference Property for purposes of the Indenture;

(d) immediately following and as part of a plan that includes the Merger, the Parent will cause the Company to be converted to a Delaware limited liability company by the simultaneous filing of a Certificate of Formation and a Certificate of Conversion to Limited Liability Company with the Secretary of State of the State of Delaware, and the Parent will become the sole managing member of the Company;

(e) the Merger constitutes a Merger Event;

(f) pursuant to Section 14.07 of the Indenture, the Company and the Parent are required to execute and deliver to the Trustee a supplemental indenture providing for, among other things, (i) the right to convert each $1,000 principal amount of Notes into the kind and amount of shares of stock, other securities, other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Merger would have owned or been entitled to receive upon the Merger and (ii) such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing;

(g) Section 10.01(g) of the Indenture provides that the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto, without the consent of any Holder of the Notes at the time outstanding, in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02 of the Indenture, and to make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) Section 10.01(f) of the Indenture provides that the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto, without the consent of any Holder of the Notes at the time outstanding, to make any change that does not adversely affect the rights of any Holder in any material respect;

(i) the Parent wishes to become a co-issuer of the Notes and become jointly and severally liable with the Company for the obligations of the Company under the Notes and the Indenture;

(j) the Company and the Parent wish to provide for the conversion of the Notes into shares of Parent Common Stock under Article 14 of the Indenture;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture, including the receipt by the Trustee of an Officers’ Certificate and Opinion of Counsel as contemplated by Section 10.05 and 17.05 of the Indenture; and

WHEREAS, the Trustee is authorized to execute and deliver this First Supplemental Indenture pursuant to Section 10.01 of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) All capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

(b) “Parent” shall mean New Whale Inc., a Delaware corporation, and, subject to the provisions of Article 11, shall include its successors and assigns.

(c) “Unit of Reference Property” means one (1) fully paid and nonassessable share of Parent Common Stock.

ARTICLE II

MODIFICATIONS TO INDENTURE RELATING TO MERGER EVENT

SECTION 2.01. Conversion Right. Pursuant to Section 14.07 of the Indenture, as a result of the Merger, at and after the Effective Time:

(a) the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to the Effective Time;

(b) (i) the Company shall continue to have the right to determine the Settlement Method applicable upon conversion of Notes in accordance with Section 14.02 of the Indenture and (ii)(A) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 of the Indenture shall continue to be payable in cash, (B) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 of the Indenture shall instead be deliverable in Units of Reference Property, and (C) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property;

(c) unless the context otherwise requires, the definitions of “Ex-Dividend Date,” “Scheduled Trading Day,” “Trading Day” and “Market Disruption Event” shall be determined by reference to the Parent Common Stock; and

(d) the provisions of the Indenture, as modified herein, including without limitation, (i) all references and provisions respecting the terms “Common Stock,” “Conversion Price,” “Conversion Rate,” “Daily VWAP,” and “Last Reported Sale Price” and (ii) the provisions of Article 14 of the Indenture, shall continue to apply, mutatis mutandis, to the Holders’ right to convert each Note into the Reference Property.

SECTION 2.02. Anti-Dilution Adjustments. As and to the extent required by Section 14.07(a) of the Indenture, the Conversion Rate shall be subject to anti-dilution and other adjustments with respect to the Reference Property constituting Parent Common Stock that shall be as nearly equivalent as is possible to the adjustments provided for in Article 14 of the Indenture.

SECTION 2.03. Repurchase of Notes at Option of Holders. References to the “Company” and to “Common Stock” in the definition of “Fundamental Change” in Section 1.01 of the Indenture shall instead be references to “Parent” and “Parent Common Stock,” respectively. Except as amended hereby, the purchase rights set forth in Article 15 of the Indenture shall continue to apply.

ARTICLE III

MODIFICATIONS TO INDENTURE RELATING TO PARENT

SECTION 3.01. Parent Co-Obligor. (a) The Parent, by its execution of this First Supplemental Indenture, (i) covenants and agrees, jointly and severally with the Company, for the benefit of the holders of the Notes and the Trustee, that it will fully, duly and punctually pay, when due (whether at stated maturity, upon redemption, by acceleration or otherwise) all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, and all expenses, indemnification and other amounts payable by the Company under the Indenture and the Notes in accordance with the terms of the Indenture and the Notes, (ii) agrees to unconditionally assume and comply with the other obligations, terms and conditions applicable to the Company under the Indenture and (iii) agrees to issue shares of Parent Common Stock as necessary to satisfy any obligations with respect to any Notes validly surrendered for conversion pursuant to the Indenture.

(b) Notwithstanding Sections 4.05 and 11.01(a) of the Indenture, any requirement that the Company be a corporation or maintain its corporate existence shall be deemed satisfied so long as the Company maintains its existence, whether as a corporation or a limited liability company, and the Parent (or any successor) is, and continues to exist, as a corporation.

(c) Upon the satisfaction and discharge of the Indenture in accordance with Article 3 of the Indenture, the Parent will be released and relieved of any obligations under the Indenture and the Notes.

ARTICLE IV

MODIFICATIONS TO INDENTURE RELATING TO TRUST INDENTURE ACT

SECTION 4.01. Communications with Securityholders. Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under the Indenture or this First Supplemental Indenture or under the Notes, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

SECTION 4.02. Reports by the Trustee. (a) If required by Section 313(a) of the Trust Indenture Act, the Trustee, within sixty (60) days after each June 15, commencing the calendar year after the year in which the first Notes are issued hereunder, shall transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Note Register, a brief report dated as of such June 15, which complies with Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall transmit by mail, at the Company’s expense, to all Holders as their names and addresses appear in the Note Register, as provided in Section 313(c) of the Trust Indenture Act, a brief report in accordance with and with respect to the matters required by Section 313(b) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Company, with each securities exchange upon which any Notes are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee in writing when any Notes become listed on any securities exchange or of any delisting thereof.

SECTION 4.03. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.04. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

SECTION 4.05. Trust Indenture Act Controls. If any provision of the Indenture or this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this First Supplemental Indenture by the Trust Indenture Act, then required provision of the Trust Indenture Act will control.

ARTICLE V

ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

SECTION 5.01. Trustee’s Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective as of the Effective Time.

SECTION 6.02. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, the Parent and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter of Notes authenticated and delivered under the Indenture shall be bound hereby. All the provisions of this First Supplemental Indenture shall thereby be deemed to be incorporated in, and a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 6.03. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all other provisions in the Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this First Supplemental Indenture, shall remain in full force and effect and is in all respects confirmed and preserved.

SECTION 6.04. Headings. The titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 6.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 6.06. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

SECTION 6.07. Severability. In the event any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 6.08. Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.09. Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Parent, and the Trustee assumes no responsibility for the correctness of the same.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

WORLD WRESTLING ENTERTAINMENT, INC.

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]

NEW WHALE INC.

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]